Lithia Schedules Release of Third Quarter 2014 Results

MEDFORD, OR -- (Marketwired - October 07, 2014) - Lithia Motors, Inc. (NYSE: LAD) announced its third quarter 2014 earnings will be released before the market opens on Thursday, October 30, 2014. A conference call to discuss the earnings results is scheduled for the same day at 10:00 a.m. Eastern Time.

How to Participate
The conference call may be accessed by telephone at (877) 407-8029. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is the eighth largest automotive retailer in the United States. Lithia sells 30 brands of new vehicles and all brands of used vehicles at 128 stores in 14 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiacareers.com
www.assuredservice.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
VP Finance and Controller
(541) 618-5748